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DCR
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Duff & Phelps Credit Rating Co.


                                                           55 East Monroe Street
                                                         Chicago, Illinois 60603
                                                                   (312)368-3100
                                                               FAX (312)368-3155



                                                      Exhibit 11



                      CONSENT OF DUFF & PHELPS CREDIT RATING CO.


                       We hereby consent to the references to our name under the Caption "Rating of Fund Shares" in the form of prospectus to be included in Post-Effective Amendment No.17 to the Registration Statements on Form N-1A of Command Government Fund, Command Money Fund (the "Fund's") and to the filing of this consent with the Securities and Exchange Commission as an exhibit to such Post-Effective Amendment.


August 20, 1997                                DUFF & PHELPS CREDIT RATING CO.


                                               By:/s/    Daryl R. Leehaug
                                                  ------------------------------
                                                  Name:  Daryl R. Leehaug
                                                  Title:  Senior Vice President



CHICAGO                          NEW YORK                       LONDON